Exhibit 10.1

November 8, 2023

Sent via Email

Re:	Bruush Oral Care, Inc. (“we” or the “Company”) Financing Waiver

Dear Mr. Shapiro,

Reference is made to that certain Securities Purchase Agreement, dated as of June 26, 2023 (the “Purchase Agreement”), between the Company and Target Capital 14, LLC (together with any of its successors and assigns, “Target”), pursuant to which the Company issued to Target a Convertible Note, in the initial principal amount of $3,341,176.00 (the “Note”) and a common stock purchase warrant to purchase 10,023,530 of the Company’s common shares, having no par value per share (the “Common Shares”). Capitalized terms used herein but not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement or Note, as applicable.

Pursuant to this letter agreement (this “Letter Agreement”), (i) the Company and Target agree to amend the Conversion Price under the Note to $1.53 per share, (ii) the Company agrees to file a registration statement on Form F-1 with the Securities and Exchange Commission registering the Side Letter Warrant Shares (as defined below) under the Securities Act of 1933, as amended, within ten (10) calendar days from the date of this Letter Agreement, and (iii) Target agrees to convert as promptly as commercially reasonable all amounts outstanding under the Note.

In consideration of the foregoing the Company shall issue to Target a prefunded warrant (in the form attached hereto as Exhibit A, the “Side Letter Warrant”) to purchase 9,500,000 Common Shares (the “Side Letter Warrant Shares”).

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to choice of law principles. In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement. By signing below, the parties hereto represent and agree that, prior to executing this Letter Agreement, they have had the opportunity to consult with independent counsel concerning the terms of this Letter Agreement.

This Letter Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Please indicate confirmation of the terms provided herein by executing and returning this Letter Agreement in the space provided below.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,

BRUUSH ORAL CARE, INC.

By:
Name:
Title:

Acknowledged and Agreed:

TARGET CAPITAL 14, LLC

By:
Name:
Title:

[Signature Page to Target Waiver]

EXHIBIT A

FORM OF SIDE LETTER WARRANT